Exhibit 10.19

SECOND AMENDMENT TO
COVISINT CORPORATION
2009 LONG TERM INCENTIVE PLAN

WHEREAS, Covisint Corporation (the "Corporation") maintains the Covisint Corporation 2009 Long Term Incentive Plan (the "Plan"); and

WHEREAS, Section 10.6 of the Plan permits the Board of Directors of the Corporation (the "Board") to amend the Plan, subject to certain exceptions that are not relevant to this Amendment; and

WHEREAS, the Board desires to amend the Plan as set forth herein.

NOW, THEREFORE, the Plan is hereby amended as follows:

Section 3.2 of the Plan is amended in its entirety to read as follows:

"The Committee shall determine the per share exercise price for each Stock Appreciation Right granted under the Plan, provided, however, that the exercise price of a Stock Appreciation Right that is not granted in tandem with an Option shall not be less than 100 percent of the Fair Market Value on the Grant Date and the exercise price of a Stock Appreciation Right that is granted in tandem with an Option shall not be less than 100 percent of the exercise price of the tandem Option."

IN WITNESS WHEREOF, this Second Amendment has been executed on behalf of the Corporation on this 8th day of May, 2014

COVISINT CORPORATION

By:    /s/ Samuel M. Inman, III

BOARD APPROVAL: April 29, 2014

11
1849568.01-NYCSR05A - MSW